UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2013

CHATHAM LODGING TRUST
(Exact name of Registrant as specified in its charter)

Maryland	001-34693	27-1200777
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Cocoanut Row, Suite 211 Palm Beach, Florida	33480
(Address of principal executive offices)	(Zip Code)
(561) 802-4477
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On October 3, 2013, Chatham Lodging Trust (the "Company") issued a press release announcing that it has acquired the 180-room Hilton Garden Inn Denver Tech Center in Denver, Colorado for a purchase price of $27.9 million plus customary pro-rated amounts and closing costs.
The Company also announced the unveiling of the recently rebranded Residence Inn Washington D.C./Foggy Bottom after an extensive renovation.
A copy of such press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.
Press Release of the Company, dated October 3, 2013, furnished under Item 7.01.

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST

October 3, 2013	By:	Dennis M. Craven

Name: Dennis M. Craven
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated October 3, 2013 (furnished pursuant to Item 7.01)